    As filed with the Securities and Exchange Commission on November 20, 1997

                                                       REGISTRATION NO._________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*
                                JOHNSON & JOHNSON
             (Exact name of Registrant as specified in its charter)

                          NEW JERSEY                                            22-1024240
(State of other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)

                ONE JOHNSON & JOHNSON PLAZA                     08933
                 NEW BRUNSWICK, NEW JERSEY                   (Zip Code)
         (Address of Principal Executive Offices)

                         GYNECARE, INC., 1994 STOCK PLAN
                    GYNECARE, INC. 1995 DIRECTOR OPTION PLAN
                            (Full Title of the Plans)

                            STEVEN M. ROSENBERG, ESQ.
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933
                                 (732) 524-2452
(name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:
                             ROBERT A. KINDLER, ESQ.
                             CRAVATH, SWAINE & MOORE
                       WORLDWIDE PLAZA, 825 EIGHTH AVENUE
                               NEW YORK, NY 10019
                                 (212) 474-1000


-----------------------------------------------------------------------------------------
                                           PROPOSED MAXIMUM    PROPOSED
  TITLE OF EACH CLASS OF     AMOUNT TO BE   OFFERING PRICE      MAXIMUM       AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED     PER SECURITY      AGGREGATE     REGISTRATION
                                                             OFFERING PRICE      FEE
-----------------------------------------------------------------------------------------
Common Stock, par value        130,195           N/A          $7,738,469(1)     $2,345
$1.00 per share
-----------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 (the "Securities Act") and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(h)(i) under the Securities Act, the proposed maximum aggregate offering price of the Registrant's Common Stock was calculated in accordance with Rule 457(c) under the Securities Action as:(a) $59.4375, the average of the high and low prices per share of the Registrant's Common Stock on November 13, 1997 as reported on the New York Stock Exchange, multiplied by (b)130,195 the maximum number of shares of the Registrant's Common Stock issuable under the plans covered by this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996, as amended.

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997.

     (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997.

     (d) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1997.

     (e) The description of Registrant's Common Stock set forth in Registrant's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the issuance of the Registrant Common Stock being registered hereby has been passed upon for Registrant by Roger S. Fine, Esq., Vice President and General Counsel of Registrant. Mr. Fine is paid a salary by Registrant, is a participant in various employee benefit plans offered to employees of Registrant generally and owns and has options to purchase shares of Registrant Common Stock.

Item 6. Indemnification of Directors and Officers.

     The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

     The By-laws of the Registrant provide that, to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. These provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive any Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

4.1 Restated Certificate of Incorporation of the Registrant dated April 26, 1990 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 30, 1990).

4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant dated May 20, 1992 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended January 3, 1993 (the "1992 Form 10-K")).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant dated May 21, 1996 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 29,
1996).

4.4 By-Laws of the Registrant, as amended April 26, 1990 (incorporated by reference to Exhibit 3(b) to the 1992 Form 10-K).

4.5  Gynecare, Inc. 1994 Stock Plan.

4.6  Gynecare, Inc. 1995 Director Option Plan.

5.   Opinion of Roger S. Fine.

23.1 Consent of Coopers & Lybrand, L.L.P.

23.2 Consent of Roger S. Fine (included in Exhibit 5).


Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"):

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick and State of New Jersey on the 13th day of November, 1997.

                                        JOHNSON & JOHNSON


                                        By  /s/ R.S. LARSEN
                                                (R. S. Larsen)
                                                Chairman and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Steven M. Rosenberg, William Doyle and Frank Ryan, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                                   Date
     ---------                -----                                   ----
/s/ R.S. LARSEN          Chairman, Board of Directors and             November 13, 1997
--------------------       Chief Executive Officer and                -----------------
    (R. S. Larsen)         Director (Principal Executive Officer)

/s/ R.J. DARRETTA        Vice President, Finance                      November 12, 1997
--------------------       (Principal Financial Officer)              -----------------
    (R. J. Darretta)

/s/ C.E. LOCKETT         Controller                                   November 14, 1997
--------------------                                                  -----------------
    (C. E. Lockett)

     Signature                Title                                   Date
     ---------                -----                                   ----
                         Director
--------------------                                                  -----------------
    (G. N. Burrow)

                         Director
--------------------                                                  -----------------
    (J. G. Cooney)

/s/ J.G. CULLEN          Director                                     November 17, 1997
--------------------                                                  -----------------
    (J. G. Cullen)

/s/ P.M. HAWLEY          Director                                     November 14, 1997
--------------------                                                  -----------------
    (P. M. Hawley)

/s/ A.D. JORDAN          Director                                     November 11, 1997
--------------------                                                  -----------------
    (A. D. Jordan)

                         Director
--------------------                                                  -----------------
    (A. G. Langbo)

/s/ J.S. MAYO            Director                                     November 11, 1997
--------------------                                                  -----------------
    (J. S. Mayo)

/s/ T.S. MURPHY          Director                                     November 8, 1997
--------------------                                                  -----------------
    (T. S. Murphy)

/s/ P.J. RIZZO           Director                                     November 12, 1997
--------------------                                                  -----------------
    (P.J. Rizzo)

/s/ H.B. SCHACHT         Director                                     November 11, 1997
--------------------                                                  -----------------
    (H. B. Schacht)

                         Director
--------------------                                                  -----------------
    (M. F. Singer)

/s/ R.B. SMITH           Director                                     November 11, 1997
--------------------                                                  -----------------
    (R. B. Smith)

/s/ R.N. WILSON          Director                                     November 13, 1997
--------------------                                                  -----------------
    (R. N. Wilson)

EXHIBIT INDEX

Exhibit
Number                            Description

4.1 Restated Certificate of Incorporation of the Registrant dated April 26, 1990 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 30, 1990).

4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant dated May 20, 1992 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended January 3, 1993 (the "1992 Form 10-K")).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant dated May 21, 1996 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 29,
1996).

4.4 By-Laws of the Registrant, as amended April 26, 1990 (incorporated by reference to Exhibit 3(b) to the 1992 Form 10-K).

4.5  Gynecare, Inc. 1994 Stock Plan.

4.6  Gynecare, Inc. 1995 Director Option Plan.

5.   Opinion of Roger S. Fine.

23.1 Consent of Coopers & Lybrand, L.L.P.

23.2 Consent of Roger S. Fine (included in Exhibit 5).